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                                                                     EXHIBIT 4.6



                      CERTIFICATE OF TRUST OF DELPHI TRUST

         THIS Certificate of Trust of Delphi Trust (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").


         1. Name. The name of the statutory trust formed hereby is Delphi Trust.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Bank One Delaware, Inc., Three Christina Centre, 201 Walnut Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate in accordance with Section 3811(a) of the Act.

                                      BANK ONE DELAWARE, INC.



                                      By:   /s/  Sandra L. Caruba
                                            ------------------------------------
                                            Name: Sandra L. Caruba
                                            Title: First Vice President



                                            /s/ J.T. Battenberg III
                                            ------------------------------------
                                            Name:  J.T. Battenberg III


                                            /s/ Alan S. Dawes
                                            ------------------------------------
                                            Name:  Alan S. Dawes